SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2014

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Progressive Finance Holdings, LLC

The information set forth under Item 2.01 of this Report is incorporated by reference into this Item 1.01.

Financing Transactions

On April 14, 2014, in connection with the closing of acquisition of Progressive Finance Holdings, LLC, a Delaware limited liability company (“Progressive”) pursuant to the Merger (as defined below) and the Blocker Purchase Agreement (as defined below), Aaron’s, Inc., a Georgia corporation (the “Company”) entered into an amended and restated credit facility, amended certain existing financing agreements, and entered into two new note purchase agreements, as described below:

Amended and Restated Credit Facility

On April 14, 2014, the Company entered into an Amended and Restated Revolving Credit and Term Loan Agreement with the lending institutions listed on the respective signature pages thereof, and SunTrust Bank, as administrative agent for the lending institutions (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates the Company’s existing Revolving Credit Agreement dated as of May 23, 2008, as previously amended (the “Prior Credit Agreement”), to, among other things, (i) provide for a new $126,250,000 term loan (the “Term Loan”), which was fully funded at closing, and an increase in the revolving credit commitments from $140 million to $200 million (the “Revolving Credit Facility”). The maturity of the Amended and Restated Credit Facility remained at December 13, 2017. The Revolving Credit Facility permits the Company to borrow, subject to certain terms and conditions, on an unsecured basis up to $200 million in revolving loans (and increases the existing letter of credit subfacility from $10 million to $20 million and the existing swingline loan subfacility from $15 million to $25 million), and also provides for an uncommitted incremental facility increase option which, subject to certain terms and conditions, permits the Company at any time prior to the maturity date to request an increase in extensions of credit available thereunder (whether through additional term loans and/or revolving credit commitments or any combination thereof) by an aggregate additional principal amount of up to $200 million, with such additional credit extensions provided by one or more lenders thereunder in their sole discretion.

The Amended and Restated Credit Agreement also amended the terms of the Prior Credit Agreement, among other things, to conform the covenants, representations, warranties and events of default to the changes reflected in the 2014 Note Agreements described below, to contemplate the acquisition of Progressive, to authorize the new 2014 Senior Notes, and to increase the Applicable Margin for Eurodollar Loans by increasing the Applicable Margin grid range (determined by reference to the Total Debt to EBITDA Ratio) from 1% - 1.5% to 1.75% - 2.25%. On April 14, 2014, the Company borrowed $65 million pursuant to this facility to partially pay the Merger Consideration in the Merger.

2014 Note Purchase Agreements

On April 14, 2014, the Company entered into (a) a note purchase agreement (the “Prudential Note Purchase Agreement”) with The Prudential Insurance Company of America (“Prudential”) and certain affiliates and other purchasers thereunder, pursuant to which the Company and its subsidiary Aarons Investment Company issued $225 million in aggregate principal amount of unsecured Series A Senior Notes (the “2014 Series A Senior Notes”) in a private placement; and (b) a note purchase agreement (the “MetLife Note Purchase Agreement”; together with the Prudential Note Purchase Agreement, collectively the “2014 Note Agreements”) with Metropolitan Life Insurance Company (“MetLife”) and certain affiliates and other purchasers thereunder, pursuant to which the Company and its subsidiary Aarons Investment Company issued $75 million in aggregate principal amount of unsecured Series B Senior Notes (the “2014 Series B Senior Notes”; together with the 2014 Series A Notes, collectively the “2014 Senior Notes”) in a private placement. The 2014 Senior Notes bear interest at the rate of 4.75% per year and mature on April 14, 2021. Payments of interest are due quarterly, commencing July 14, 2014, with principal payments of $45 million each due annually commencing April 14, 2017 in respect of the 2014 Series A Senior Notes and $15 million each due annually commencing April 14, 2017 in respect of the 2014 Series B Senior Notes.

The 2014 Note Agreements contain financial maintenance covenants, negative covenants regarding the Company’s other indebtedness, its guarantees and investments, and other customary covenants substantially similar to the covenants in the Company’s existing note purchase agreement, revolving credit facility and franchisee loan guaranty facility, as modified by the amendments described herein. The Company used the net proceeds of the sale of the 2014 Senior Notes to the purchasers to partially pay the Merger Consideration in the Merger.

Amendment No. 3 to 2011 Note Purchase Agreement

On April 14, 2014. The Company entered into Amendment No. 3 to Note Purchase Agreement with Prudential and certain other purchasers, as set forth on the signature pages thereof (the “Prudential Notes Amendment”). The Prudential Notes Amendment amends the Note Purchase Agreement dated as of July 5, 2011 (the “2011 Prudential Notes Agreement”), pursuant to which the Company and certain subsidiaries as co-obligors, issued $125 million in senior unsecured notes to the purchasers in a private placement. The notes bear interest at the rate of 3.75% per year and mature on April 27, 2018. The Prudential Notes Amendment amends the 2011 Prudential Notes Agreement to, among other things, conform the covenants, representations, warranties and events of default to the changes reflected in the Amended and Restated Credit Agreement, to contemplate the acquisition of Progressive, and to authorize the new 2014 Senior Notes.

Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty

On April 14, 2014, the Company entered into a Third Amended and Restated Loan Facility Agreement and Guaranty with SunTrust Bank, as servicer, and the other participants listed on the respective signature pages thereof (the “Franchisee Loan Facility Amendment”). The Franchisee Loan Facility Amendment amends and restates the Second Amended and Restated Loan Facility Agreement and Guaranty dated as of June 18, 2010, as previously amended (the “Franchisee Loan Facility”). Pursuant to this facility, subject to certain terms and conditions, the Company’s franchisees can borrow funds guaranteed by the Company. The Franchisee Loan Facility Amendment amends the Franchisee Loan Facility to, among other things, reduce the maximum commitment available under the Franchisee Loan Facility from $200 million to $175 million, and to conform the interest rates on the facility to the to the changes in the rates applicable to the new Amended and Restated Credit Facility, and to conform the covenants, representations, warranties and events of default to the changes reflected in the Amended and Restated Credit Agreement, to contemplate the acquisition of Progressive, and to authorize the new 2014 Senior Notes.

The foregoing descriptions of the terms of the Amended and Restated Credit Facility, the 2014 Note Purchase Agreements, Amendment No. 3 to 2011 Note Purchase Agreement and the Franchisee Loan Facility Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, to be filed with a subsequent Company filing.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 14, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Progressive, Virtual Acquisition Company, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and John W. Robinson III in his capacity as the representative of the selling unitholders of Progressive, pursuant to which the Company acquired all of the outstanding equity interests of Progressive. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Board”). The Merger Agreement was signed and the acquisition was closed simultaneously.

Merger. The Merger Agreement provides for the merger of Merger Sub with and into Progressive, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with Progressive continuing as the surviving corporation in the Merger. As a result of the Merger, Progressive became a wholly-owned subsidiary of the Company.

Merger Consideration. Pursuant to the Merger Agreement, at 4:01 p.m. Eastern Time on April 14, 2014 (the “Effective Time”), each unit of membership interest (a “Unit”) of Progressive outstanding immediately prior to the Effective Time (other than Units held by the Blocker Entities described below or owned of record by any subsidiary of the Company) were converted into the right to receive a pro rata share of the Merger Consideration, in cash, without interest. The aggregate purchase price for the Units acquired in the Merger, including the portion paid as part of the Blocker Merger Consideration described below and the amount to be paid in redemption of certain retiring unitholders of Progressive, was equal to $700 million, plus an estimated $4.5 million of cash (the “Merger Consideration”). The Company paid the Merger Consideration, less certain escrowed amounts, with a combination of cash on hand and borrowings from the new financings described above. All outstanding indebtedness of Progressive was extinguished at the closing of the Merger using a portion of the Merger Consideration. The Merger Consideration is subject to certain post-closing adjustments to account for any indebtedness or transaction expenses of Progressive not otherwise paid at the closing.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants of the Company, Progressive and Merger Sub.

Acquisition of Blocker Shares. Immediately prior to the Effective Time, the Company entered into a separate Purchase Agreement (the “Blocker Purchase Agreement”) with Summit Partners Growth Equity Fund VIII-B, L.P., a Delaware limited partnership, and Summit Partners Subordinated Debt Fund IV-B, L.P., a Delaware limited partnership. Pursuant to the Blocker Purchase Agreement, the Company purchased 100% of the outstanding equity interests (the “Blocker Interests”) of each of SP GE VIII-B Progressive Blocker Corp., a Delaware corporation, and SP SD IV-B Progressive Blocker Corp., a Delaware Corporation (collectively, the “Blocker Entities”). The Blocker Entities held approximately 15% of the outstanding equity interests in Progressive. The purchase price for the Blocker Interests was equal to the Blocker Entities’ pro rata portion of the Merger Consideration (the “Blocker Merger Consideration”). A copy of the Blocker Purchase Agreement is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Merger Agreement and Blocker Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Blocker Purchase Agreement.

The Merger Agreement, the Blocker Purchase Agreement and the above description of the Merger Agreement and the Blocker Purchase Agreement have been included to provide investors and security holders with information regarding the terms of those agreements and are not intended to provide any other factual information about Progressive, the Company or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement and the Blocker Purchase Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Merger Agreement or the Blocker Purchase Agreement as characterizations of the actual state of facts or condition of Progressive, the Company or any of their respective subsidiaries, affiliates or businesses.

Item 2.02. Results of Operations and Financial Condition

On April 15, 2014, the Company issued a press release to announce earnings guidance for the first quarter of 2014. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.2) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Report (other than the first paragraph) is incorporated herein by reference in response to this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2014, the Board approved the separation of the roles of Chairman of the Board and Chief Executive Officer of the Company, effective as of such date, and appointed Ray M. Robinson as the Non-Executive Chairman of the Board effective immediately.

Also on April 14, 2014, Gilbert L. Danielson, Chief Financial Officer of the Company, resigned from the Board. Immediately prior to his resignation, the Board determined to make the classes of the Board as nearly equal as possible by moving Mr. Danielson from Class III of the Board into Class II of the Board (the “Reallocation”). The vacancy created by Mr. Danielson’s departure was filled by the Board appointing and electing Kathy T. Betty, who also had earlier resigned from the Board on April 14, 2014, in connection with the Reallocation. As a result, the Board now consists of eight directors, with Class I having two directors, Class II having three directors, and Class III having three directors. There are no arrangements or understandings between Ms. Betty and any other person pursuant to which Ms. Betty was selected as a director.

In addition, on April 14, 2014, the Board approved the following changes with respect to the officers of the Company:

•	Steven A. Michaels, currently the Company’s Vice President, Strategic Planning and Business Development, was appointed as President of the Company, effective as of April 14, 2014;

•	John W. Robinson III, formerly the Chief Executive Officer of Progressive, was appointed as Executive Vice President of the Company, and President and Chief Executive Officer of Progressive, effective as of the Effective Time;

•	Robert W. Kamerschen, currently the Company’s Senior Vice President, General Counsel and Corporate Secretary, was appointed as Executive Vice President, General Counsel and Corporate Secretary of the Company, effective as of April 14, 2014; and

•	D. Chad Strickland, currently the Vice President, Associate Resources of the Company, was appointed as Senior Vice President, Associate Resources of the Company, effective as of April 14, 2014.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting of the Board held on April 14, 2014, the Board approved and adopted effective as of such date an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”) to make the Bylaws consistent with the requirements of Ga. Code Ann. § 14-2-805(d) by providing that (a) a director elected to fill a vacancy on the Board shall serve the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified, and (b) a director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the directors, shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On April 15, 2014, the Company issued a press release announcing, among other things, the acquisition of Progressive described in Item 2.01 of this Report. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 15, 2014, the Company provided supplemental information regarding the acquisition of Progressive in connection with presentations to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On April 15, 2014, the Company issued a press release containing an open letter to the Company’s shareholders regarding the acquisition of Progressive and other matters. A copy of this press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

The information contained in this Item 7.01, including the information set forth on Exhibits 99.1, 99.3 and 99.4 hereto, is being furnished in accordance with General Instruction B.2 of Form 8-K. Such information, including the press release and the investor presentation referenced above, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company will be filing documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2014 Annual Meeting of Shareholders, including the filing by the Company of a proxy statement. SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND ACCOMPANYING PROXY CARD FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain these documents (when they are available) free of charge at the SEC’s website, http://www.sec.gov, and at the Investor Relations section of the Company’s website, http://www.aarons.com. The final Proxy Statement for the 2014 Annual Meeting of Shareholders will be mailed to shareholders of the Company.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning such participants and their direct or indirect interests, including their beneficial ownership in the Company, is available in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders filed with the SEC on April 8, 2013, and will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting of Shareholders when it becomes available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is also included in their respective SEC filings on Forms 3, 4 and 5. Shareholders are advised to read the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 14, 2014, by and among the Company, Progressive Finance Holdings, LLC, Virtual Acquisition Company, LLC, and John W. Robinson III in his capacity as the representative of the selling unitholders (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K*)

2.2	Purchase Agreement dated April 14, 2014 by and among Summit Partners Growth Equity Fund VIII-B, L.P., a Delaware limited partnership, and Summit Partners Subordinated Debt Fund IV-B, L.P., a Delaware limited partnership (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).

3.1	Amendment to Amended and Restated Bylaws of the Company adopted April 14, 2014.

99.1	Press Release, dated April 15, 2014, regarding the acquisition of Progressive.

99.2	Press Release, dated April 15, 2014, regarding the Company’s preliminary results for the quarter ended March 31, 2014.

99.3	Presentation of the Company, dated April 15, 2014, regarding the acquisition of Progressive.

99.4	Press Release, dated April 15, 2014, addressed to Company shareholders.

*	The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon the request of the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AARON’S, INC.

Date: April 15, 2014	By:	/s/ Gilbert L. Danielson
		Name:	Gilbert L. Danielson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 14, 2014, by and among the Company, Progressive Finance Holdings, LLC, Virtual Acquisition Company, LLC, and John W. Robinson III in his capacity as the representative of the selling unitholders (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K*)

2.2	Purchase Agreement dated April 14, 2014 by and among Summit Partners Growth Equity Fund VIII-B, L.P., a Delaware limited partnership, and Summit Partners Subordinated Debt Fund IV-B, L.P., a Delaware limited partnership (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).

3.1	Amendment to Amended and Restated Bylaws of the Company adopted April 14, 2014.

99.1	Press Release, dated April 15, 2014, regarding the acquisition of Progressive.

99.2	Press Release, dated April 15, 2014, regarding the Company’s preliminary results for the quarter ended March 31, 2014.

99.3	Presentation of the Company dated April 15, 2014 regarding the acquisition of Progressive.

99.4	Press Release, dated April 15, 2014, addressed to Company shareholders.

*	The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon the request of the SEC